Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 8, 2021, in the Registration Statement (Form S-4) and related Prospectus of Paya Holdings Inc. dated August 13, 2021.

/s/ Ernst & Young LLP

Tysons, Virginia

August 13, 2021